Exhibit 10.3

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS LEASE ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment") is made as of May 1, 2019 (the "Effective Date"), by and between, AVANZA DEVELOPMENT SERVICES, LLC, a Delaware limited liability company ("Assignor"), and Oriole Toxicology Services LLC, an Indiana limited liability company (“Assignee”).

WHEREAS, Assignor is presently the holder of the tenant’s interest under that certain Lease Agreement dated December 30, 2009 by and between Rickman Firstfield Associates ("Landlord"), as landlord, and Avanza Laboratories, LLC (as predecessor in interest to Assignor), as tenant, as amended by that certain First Amendment to Lease by and between Landlord and Assignor dated December 30, 2012, as further amended by that certain Second Amendment to Lease by and between Landlord and Assignor dated June 11, 2015 (collectively, the "Lease").

WHEREAS, Assignor desires to assign the Lease to Assignee, and Assignee desires to accept an assignment of the Lease from Assignor.

WHEREAS, Assignor and Assignee desire to have Landlord consent to such assignment as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.           Assignment. As of the Effective Date, Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, to and under the Lease. Assignor shall defend, indemnify and hold harmless Assignee from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform, discharge, and observe its obligations under the Lease accruing prior to the Effective Date.

2.           Assumption. Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed, fulfilled and complied with by the tenant under the Lease, from and after the Effective Date. Assignee shall defend, indemnify and hold harmless Assignor from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform, discharge, and observe its obligations under the Lease first arising on and after the Effective Date.

3.           Release of Assignor and Guaranty. Effective on the Effective Date, Landlord hereby releases Assignor and Guarantor (as defined in the Lease) from any and all obligations accruing under the Lease at any time on or after the Effective Date. For the avoidance of doubt, nothing in this Section 3 shall limit or modify Assignor's indemnification obligations set forth in Section 1 of this Assignment.

4.           Estoppel. Assignor and Assignee represent and warrant that, to each of Assignor's and Assignee's respective knowledge: (i) they have no claim or offsets of any kind against Landlord as of the date of this Assignment, and (ii) they hereby acknowledge Landlord has fully complied with its obligations under this Lease.

Avanza Development Services, LLC.	Lease Assignment and Assumption
15 Firstfield Road
Gaithersburg, Maryland	Page 1 of 3

5.           Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

Signature Page Follows

Avanza Development Services, LLC.	Lease Assignment and Assumption
15 Firstfield Road
Gaithersburg, Maryland	Page 2 of 3

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.

WITNESS:	ASSIGNOR:

AVANZA DEVELOPMENT SERVICES, LLC

/s/ David H.	By:	/s/ Michael P. Hollabaugh
Name:	Name:	Michael P. Hollabaugh
	Title:	Treasurer

WITNESS:	ASSIGNEE:

Oriole Toxicology Services LLC,
an Indiana limited liability company

/s/ Julie A. Spencer	By:	/s/ Robert Leasure, Jr.
Name:	Name:	Robert Leasure, Jr.
	Title:	President

CONSENT OF LANDLORD

Subject to each of the terms and conditions of this Assignment and the Lease, Landlord hereby consents to the assignment of the Lease from Assignor to Assignee, including any lease renewal rights. Nothing herein shall be construed as a waiver by Landlord of the restrictions in the Lease concerning further assignment, and Assignee expressly agrees not to assign, transfer, convey or hypothecate any interest of Assignee under the Lease without Landlord’s advance written consent, which consent shall not be unreasonably withheld or delayed. Landlord further agrees to the release in Section 3 of this Assignment.

WITNESS:	LANDLORD:

RICKMAN FIRSTFIELD ASSOCIATES

/s/ Brandon Rickman	By:	/s/ William M. Rickman
Name:	Name:	William M. Rickman
	Title:	Managing General Partner

Avanza Development Services, LLC.	Lease Assignment and Assumption
15 Firstfield Road
Gaithersburg, Maryland	Page 3 of 3